Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statement of Level 3 Communications, Inc. (formerly known as Peter Kiewit Sons', Inc.) on Form S-8 of our report dated March 30, 1998 on our audits of the consolidated financial statements of Level 3
Communications, Inc. (formerly known as Peter Kiewit Sons', Inc.)
as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997 which report is included in the Annual Report on Form 10-K/A of Peter Kiewit Sons', Inc.


                                    Coopers & Lybrand L.L.P.


                                    /s/ Coopers & Lybrand L.L.P.
                                    Omaha, Nebraska
                                    May 14, 1998